Sprinklr Announces First Quarter Fiscal 2026 Results
•Q1 Total Revenue of $205.5 million, up 5% year-over-year
•Q1 Subscription Revenue of $184.1 million, up 4% year-over-year
•Q1 net cash provided by operating activities of $83.8 million and free cash flow* of $80.7 million
•RPO and cRPO up 2% and 5% year-over-year, respectively
•146 $1 million customers, up 6% year-over-year
•In June 2025, the Board of Directors authorized a new $150 million stock buyback program, which reflects the strength of the company’s balance sheet and free cash flow generation as additional ways to create stockholder value

NEW YORK, New York--June 4, 2025--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its first fiscal quarter ended April 30, 2025.
“Our Q1 results reflect solid progress in our transformation to better serve our customers and partners. We are deeply focused on improving our execution and delivering business value to the brands we serve with our AI-native CXM platform. We also generated record free cash flow in the quarter,” said Rory Read, Sprinklr President and CEO. Read continued, “While we recognize FY 26 is a transitional year with important work still ahead to set up FY 27 and beyond, we believe we are well positioned to execute against our strategy and to make every customer experience extraordinary.”

First Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue for the first quarter was $205.5 million, up from $196.0 million one year ago, an increase of 5% year-over-year. Subscription revenue for the first quarter was $184.1 million, up from $177.4 million one year ago, an increase of 4% year-over-year.
•Operating (Loss) Income and Margin*: First quarter GAAP operating loss was $1.8 million, compared to operating income of $5.7 million one year ago. Non-GAAP operating income was $36.7 million, compared to non-GAAP operating income of $20.9 million one year ago. For the first quarter, GAAP operating margin was (1)% and non-GAAP operating margin was 18% compared to GAAP operating margin of 3% and non-GAAP operating margin of 11% in the first quarter of fiscal year 2025.
•Net (Loss) Income Per Share*: First quarter GAAP net loss per share, diluted was $(0.01), compared to net income per share, diluted of $0.04 in the first quarter of fiscal year 2025. Non-GAAP net income per share, diluted for the first quarter was $0.12, compared to non-GAAP net income per share, diluted of $0.09 in the first quarter of fiscal year 2025.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of April 30, 2025 were $570.2 million.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating (loss) income, net (loss) income or net (loss) income per share, as applicable, the closest comparable GAAP measure, at the end of this release.
Financial Outlook
Sprinklr is providing the following guidance for the second fiscal quarter ending July 31, 2025:
•Subscription revenue between $184 million and $185 million.
•Total revenue between $205 million and $206 million.
•Non-GAAP operating income between $33.5 million and $34.5 million.
•Non-GAAP net income per share of approximately $0.10 assuming 270 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2026:
•Subscription revenue between $741 million and $743 million.
•Total revenue between $825 million and $827 million.
•Non-GAAP operating income between $129 million and $131 million.
•Non-GAAP net income per share between $0.39 and $0.40, assuming 277 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our condensed consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges, amortization of stock-based compensation expense associated with capitalized internal use software, amortization of acquired intangible assets, release of U.S. federal and state valuation allowances, and the estimated tax effect related to the non-GAAP items, as well as other one-time charges, such as restructuring charges, costs associated with acquisitions, non-recurring litigation costs and facility exit costs. We believe that it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our condensed consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their respective most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, June 4, 2025, to discuss first quarter fiscal 2026 financial results, as well as the second quarter and full year fiscal 2026 outlook, at 8:30 a.m. Eastern Time, 5:30 a.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13753882. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,900 valuable enterprises — global brands like Microsoft, P&G, Samsung and 60% of the Fortune 100. Sprinklr is redefining the world's ability to make every customer experience extraordinary.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year fiscal 2026 and the impact of, and our ability to execute, our corporate strategies and business initiatives. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable economic, political and market conditions, including as a result of public heath crises, fluctuations in inflation and interest rates, the imposition of tariffs in the U.S. and abroad, or geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, filed with the SEC on March 21, 2025, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$126,421	$145,270
Marketable securities	443,813	338,189
Accounts receivable, net of allowance of $9.7 million and $8.1 million, respectively	202,788	285,656
Prepaid expenses and other current assets	89,149	84,982
Total current assets	862,171	854,097
Property and equipment, net	30,823	31,591
Goodwill and other intangible assets	50,144	49,957
Operating lease right-of-use assets	46,846	44,626
Deferred tax asset, non-current	87,727	90,369
Other non-current assets	111,797	113,559
Total assets	$1,189,508	$1,184,199

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$26,777	$27,353
Accrued expenses and other current liabilities	56,467	79,285
Operating lease liabilities, current	8,392	7,462
Deferred revenue	403,849	403,483
Total current liabilities	495,485	517,583
Deferred revenue, non-current	4,719	6,276
Operating lease liabilities, non-current	42,520	41,243
Other liabilities, non-current	7,012	7,034
Total liabilities	549,736	572,136
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	4	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,293,880	1,268,920
Accumulated other comprehensive loss	(2,652)	(6,969)
Accumulated deficit	(627,633)	(626,065)
Total stockholders’ equity	639,772	612,063
Total liabilities and stockholders’ equity	$1,189,508	$1,184,199

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue:
Subscription	$184,127	$177,363
Professional services	21,373	18,595
Total revenue	205,500	195,958
Costs of revenue:
Costs of subscription(1)	42,186	32,570
Costs of professional services(1)	20,445	18,555
Total costs of revenue	62,631	51,125
Gross profit	142,869	144,833
Operating expense:
Research and development(1)	22,811	22,539
Sales and marketing(1)	71,071	87,484
General and administrative(1)	34,429	29,101
Restructuring(1)	16,313	—
Total operating expense	144,624	139,124
Operating (loss) income	(1,755)	5,709
Other income, net	6,930	7,500
Income before provision for income taxes	5,175	13,209
Provision for income taxes	6,743	2,575
Net (loss) income	$(1,568)	$10,634
Net (loss) income per share, basic	$(0.01)	$0.04
Weighted average shares used in computing net (loss) income per share, basic	256,647	271,664
Net (loss) income per share, diluted	$(0.01)	$0.04
Weighted average shares used in computing net (loss) income per share, diluted	256,647	284,032
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended April 30,
(in thousands)	2025	2024
Costs of subscription	$265	$283
Costs of professional services	392	317
Research and development	3,886	2,574
Sales and marketing	6,295	5,604
General and administrative	9,576	5,077
Restructuring	866	—
Stock-based compensation expense, net of amounts capitalized	$21,280	$13,855

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flow from operating activities:
Net (loss) income	$(1,568)	$10,634
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	4,679	4,508
Provision for credit losses	1,972	1,038
Stock-based compensation, net of amounts capitalized	21,280	13,855
Non-cash lease expense	1,912	1,949
Deferred income taxes	2,839	(339)
Net amortization/accretion on marketable securities	(999)	(4,452)
Other non-cash items, net	7	79
Changes in operating assets and liabilities:
Accounts receivable	81,199	78,646
Prepaid expenses and other current assets	(4,155)	(15,824)
Other non-current assets	2,721	1,011
Accounts payable	(843)	(15,103)
Operating lease liabilities	(1,945)	(1,557)
Accrued expenses and other current liabilities	(21,284)	(29,125)
Deferred revenue	(1,867)	(3,665)
Other liabilities	(172)	57
Net cash provided by operating activities	83,776	41,712
Cash flow from investing activities:
Purchases of marketable securities	(236,676)	(134,172)
Proceeds from sales and maturities of marketable securities	131,973	153,097
Purchases of property and equipment	(289)	(2,545)
Capitalized internal-use software	(2,786)	(2,977)
Purchases of intangibles	(262)	—
Net cash (used in) provided by investing activities	(108,040)	13,403
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	2,847	9,642
Payments for repurchase of Class A common shares	—	(99,984)
Net cash provided by (used in) financing activities	2,847	(90,342)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	2,985	(1,231)
Net change in cash, cash equivalents and restricted cash	(18,432)	(36,458)
Cash, cash equivalents and restricted cash at beginning of period	153,533	172,429
Cash, cash equivalents and restricted cash at end of period	$135,101	$135,971

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$142,869	$144,833
Stock-based compensation expense and related charges(1)	670	607
Amortization of stock-based compensation expense - capitalized internal-use software	649	492
Non-GAAP gross profit	$144,188	$145,932
Gross margin	70%	74%
Non-GAAP gross margin	70%	74%

Non-GAAP operating income:
U.S. GAAP operating (loss) income	$(1,755)	$5,709
Stock-based compensation expense and related charges(2)	20,764	14,624
Amortization of acquired intangible assets	—	50
Amortization of stock-based compensation expense - capitalized internal-use software	649	492
Non-recurring litigation costs(3)	769	—
Restructuring costs(4)	16,313	—
Non-GAAP operating income	$36,740	$20,875
Operating margin	(1)%	3%
Non-GAAP operating margin	18%	11%

Free cash flow:
Net cash provided by operating activities	$83,776	$41,712
Purchase of property and equipment	(289)	(2,545)
Capitalized internal-use software	(2,786)	(2,977)
Free cash flow	$80,701	$36,190
(1) Employer payroll tax related to stock-based compensation for the periods ended April 30, 2025 and 2024 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.4 million and $0.8 million of employer payroll tax related to stock-based compensation expense for the three months ended April 30, 2025 and 2024, respectively.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes $0.7 million of employer payroll tax related to the February 2025 restructuring for the three months ended April 30, 2025.

	Three Months Ended April 30,
	2025			2024
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net (loss) income
Net (loss) income	$(1,568)	$(0.01)	$(0.01)	$10,634	$0.04	$0.04
Add:
Stock-based compensation expense and related charges(1)	20,764	0.09	0.08	14,624	0.05	0.05
Amortization of acquired intangible assets	—	—	—	50	—	—
Amortization of stock-based compensation expense - capitalized internal-use software	649	—	—	492	—	—
Income tax expense(2)	(4,611)	(0.01)	(0.01)	—	—	—
Non-recurring litigation costs(3)	769	—	—	—	—	—
Restructuring costs(4)	16,313	0.06	0.06	—	—	—
Total additions, net	33,884	0.14	0.13	15,166	0.05	0.05
Non-GAAP net income	$32,316	$0.13	$0.12	$25,800	$0.09	$0.09
Weighted-average shares outstanding		256,647	267,528		271,664	284,032
(1) Includes $0.4 million and $0.8 million of employer payroll tax related to stock-based compensation expense for the three months ended April 30, 2025 and 2024, respectively.
(2) Represents the Company’s current and deferred income tax expense commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 26% for the three months ended April 30, 2025. The Company uses an annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, employer tax costs related to stock-based compensation, intangible amortization expense, amortization of stock-based compensation expense - capitalized internal-use software, non-recurring litigation costs and restructuring costs.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes $0.7 million of employer payroll tax related to the February 2025 restructuring for the three months ended April 30, 2025.